UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 20, 2008

METRO ONE TELECOMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Oregon	0-27024	93-0995165

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11220 Murray Scholls Place
Beaverton, Oregon 97007

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (503) 643-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 20, 2008, the management of Metro One Telecommunications, Inc. (the “Company”) concluded that the Company’s previously issued Unaudited Condensed Consolidated Balance Sheet as of September 30, 2007 and the related Unaudited Condensed Consolidated Statements of Operations for the three and nine month periods ended September 30, 2007 (the “Third Quarter Financial Statements”) presented in its Quarterly Report on Form 10-Q for the period ended September 30, 2007 (the “Third Quarter 10-Q”) contained errors with respect to the accounting for its issuance of convertible preferred stock and related warrants.  Accordingly, management determined that the Third Quarter Financial Statements should be amended and restated and should no longer be relied upon.  Management’s conclusion regarding reliance upon these previously issued Third Quarter Financial Statements was discussed with and confirmed by the audit committee of the Board of Directors.  Our audit committee and our management have discussed the matters disclosed herein with our registered public accounting firm, BDO Seidman, LLP (“BDO Seidman”).

As previously disclosed in Current Reports on Form 8-K filed June 8, 2007 and August 17, 2007 by the Company, and as disclosed in the Third Quarter 10-Q, the Company entered into a private financing transaction (“Financing Transaction”) on June 5, 2007, pursuant to a Securities Purchase Agreement whereby the Company issued on June 5, 2007 (i) 220 shares of its newly authorized Series A Convertible Preferred Stock, no par value, (ii) Stock Purchase Warrants to purchase an additional 77 shares of the Series A Convertible Preferred Stock, and (iii) Senior Secured Convertible Revolver Bridge Notes having a maximum principal balance of $7.8 million (the “Notes”) and, subject to approval of the Company’s shareholders, the Notes were convertible into additional shares of Series A Convertible Preferred Stock. The Company received $2.2 million in gross proceeds in the initial closing.

At the annual meeting of shareholders held on August 14, 2007, the holders of the Company’s common stock approved, among other things, the issuance of additional shares in the financing, permitting the second closing to take place.  At a second closing held on August 15, 2007, the Company drew down the maximum principal amount of $7.8 million under the Notes, and the Notes were immediately converted into 780 shares of Series A Convertible Preferred Stock (the aggregate of the Series A Convertible Preferred Stock issued in the Financing Transaction is referred to herein as the “Convertible Preferred Stock”).  In addition, the Company issued Stock Purchase Warrants to the investors for the purchase of an additional 273 shares of Series A Convertible Preferred Stock (the aggregate of the Stock Purchase Warrants issued in the Financing Transaction is referred to herein as the “Warrants”; and the Convertible Preferred Stock and the Warrants collectively are referred to herein as the “Securities”).  The Company received $7.8 million in gross proceeds at the second closing.

The Convertible Preferred Stock is convertible into shares of the Company’s common stock at an initial conversion price of $1.78 per share, which price was less than the fair market value of the underlying common stock at the time the Warrants were issued.  This generated a Beneficial Conversion Feature under United States Generally Accepted Accounting Principles (“US GAAP”).

Subsequent to the filing of the Third Quarter 10-Q, as part of management’s analysis of comments made by BDO Seidman in BDO Seidman’s review of a draft of an amendment to a registration statement previously filed by the Company (Registration File No. 333-144400), the Company discovered the following errors in its accounting treatment of the Financing Transaction in the Third Quarter Financial Statements:

1)	The Company did not correctly classify the Securities in its Unaudited Condensed Consolidated Balance Sheet at September 30, 2007. The Company erroneously classified the Convertible Preferred Stock and related Warrants in the Shareholders’ equity section of its Unaudited Condensed Consolidated Balance Sheet. However, pursuant to Rule 5-02.28 of Securities and Exchange Commission’s Regulation S-X and as further clarified by the Emerging Issues Task Force (“EITF”) Issue No. D-98: Classification and Measurement of Redeemable Securities, the Convertible Preferred Stock should be classified as Non-permanent equity due to certain rights granted to its holders. Secondarily, in accordance with the Financial Accounting Standards Board (the “FASB”) Staff Position 150-5: Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable (FSP 150-5), the Warrants should be reclassified as Long-term liabilities, also due to certain rights granted to the holders. As such, the Company did not re-value the Warrants to market value at September 30, 2007 as required by SFAS 150: Accounting for Certain Financial Instruments Characteristics of both Liabilities and Equity. The revaluation amount of $214,000 at September 30, 2007 should have been recorded as a charge to Other income, net in the Unaudited Condensed Consolidated Statements of Operations.

2)	The Company did not correctly assess the fair market value of the Securities and related Beneficial Conversion Feature at the time of issuance. The Black-Sholes method was used in the valuation of the Warrants; however errors were made in the utilization of that model which, in addition to incorrectly assessing the fair market value of the Warrants, led to an incorrect calculation of the intrinsic value of both the Warrants and the Beneficial Conversion Feature. These intrinsic values are interrelated due to the “relative fair market value” concept for calculating the Beneficial Conversion feature as prescribed by EITF Issue No. 98-05: Accounting for Convertible Securities with Beneficial Conversion Features, and clarified by EITF Issue No. 00-27: Application of Issue No.98-5 to Certain Convertible Instruments. Further, EITF 00-27 was incorrectly applied to the calculation of the intrinsic value of Beneficial Conversion Feature. These errors collectively also affected the fair value calculation of the Convertible Preferred Stock.

3)	The Company did not accrete the discounts to Convertible Preferred Stock created by the valuation of the Warrants and costs associated with the issuance of the Securities (the “Issuance Costs”) as required by EITF Issue No. D-98: Classification and Measurement of Redeemable Securities. The Convertible Preferred Stock is conditionally redeemable by the Company anytime on or after the two-year anniversary of the first issuance of Series A Convertible Preferred Stock. Therefore, the discounts to the Convertible Preferred Stock should be written-off ratably over the two-year non-redemption period to Accumulated deficit. The Company had previously written-off the full value of the discount to Convertible Preferred Stock created by the Warrants directly to Accumulated deficit and did not accrete any of the discount to Convertible Preferred Stock created by the Issuance Costs. This accretion increases net loss attributable to common shareholders and should have been recorded as a line-item on the face of the Unaudited Condensed Consolidated Statement of Operations as noted in item 4) below.

4)	Net loss per common share as presented on the face of the Unaudited Condensed Consolidated Statement of Operations did not include the charges against Accumulated deficit for both accrued dividends and deemed dividends to preferred shareholders and was incorrectly stated.

The effect of the above errors on the Third Quarter Financial Statements was as follows:

(Dollar amounts in thousands except per share amounts)

Line Items on the Condensed Consolidated Balance Sheet	Reported as of September 30, 2007 (Unaudited)	To be amended as of September 30, 2007	Difference
Liabilities:
Preferred stock warrants		813	813
Redeemable Preferred Stock:
Preferred stock		8,607	8,607
Shareholders’ equity:
Preferred stock	9,070		(9,070)
Preferred stock discount and beneficial conversion feature	3,472		(3,472)
Accumulated deficit	(114,226)	(111,104)	3,122

Line items on the Condensed Consolidated Statements of Operations	Reported for the Three Months Ended September 30, 2007 (Unaudited)	To be Amended for the Three Months Ended September 30, 2007	Difference
Net loss	$(3,769)	$(3,983)	$ (214)
Preferred stock dividends		(122)	(122)
Preferred stock deemed dividends		(2,115)	(2,115)
Accretion on Series A convertible preferred stock		(136)	(136)
Net loss attributable to common shareholders	$(3,769)	$(6,356)	$(2,587)

Net loss per common share:
Basic	$(0.60)	$(1.02)	$(0.42)
Diluted	$(0.60)	$(1.02)	$(0.42)

Line Items on the Condensed Consolidated Statements of Operations	Reported for the Nine Months Ended September 30, 2007 (Unaudited)	To be Amended for the Nine Months Ended September 30, 2007	Difference
Net loss	$(11,135)	$(11,349)	$ (214)
Preferred stock dividends		(128)	(128)
Preferred stock deemed dividends		(2,115)	(2,115)
Accretion on Series A convertible preferred stock		(136)	(136)
Net loss attributable to common shareholders	$(11,135)	$(13,728)	$(2,593)

Net loss per common share:
Basic	$(1.79)	$(2.20)	$(0.41)
Diluted	$(1.79)	$(2.20)	$(0.41)

There is no material effect on the Unaudited Condensed Consolidated Statement of Cash Flows as a result of these changes because the mark-to-market adjustment pertaining to the Warrants would have been reflected as a non-cash charge within the Company’s Unaudited Condensed Consolidated Statements of Operations.

Investors, potential investors and other readers of the Company’s Third Quarter 10-Q are cautioned not to rely on the Third Quarter Financial Statements therein that have not been restated.

As discussed by the Company’s Chief Financial Officer and other members of management with the Company’s independent registered public accounting firm, the Company will restate its Third Quarter Financial Statements in its Amended Quarterly Report on Form 10-Q for the period ended September 30, 2007. The Company will label the comparative 2007 financial information in the Amended Form 10-Q “As Restated” and will provide explanatory disclosure consistent with the requirements of Statement of Financial Accounting Standard No. 154: Accounting Changes and Error Corrections a replacement of APB Opinion No. 20 and FASB Statement No. 3.  The Company intends to file an amendment to the Third Quarter 10-Q as soon as practicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO ONE TELECOMMUNICATIONS, INC.

Date: February 22, 2008	By:	/s/ William Hergenhan
William Hergenhan, Chief Financial Officer